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CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 333-06071) of our reports dated February 19, 1996 and February 21, 1996 on our audits of the financial statements of MONY America Variable Account L and MONY Life Insurance Company of America, respectively.

We also consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.




                                        Coopers & Lybrand L.L.P.



New York, New York

November 15, 1996